Exhibit 99.5

Lytus Technologies Holdings PTV. Ltd.

601 Everest Grande, A Wing
Mahakali Caves Road
Andheri (East)
Mumbai, India 400 093

May 4, 2022 VIA EDGAR U.S. Securities and Exchange Commission 100 F Street, NE Washington, DC 20549
Re:	Lytus Technologies Holdings PTV. Ltd. Registration Statement on Form F-1 Representation under Form 20-F, Item 8.A.4

Ladies and Gentlemen:

The undersigned, Lytus Technologies Holdings PTV. Ltd., a company incorporated under the laws of the a British Virgin Islands (the “Company”), is submitting this letter via EDGAR to the U.S. Securities and Exchange Commission (the “Commission”) in connection with the Company’s filing on the date hereof of its registration statement on Form F-1, as amended (the “Registration Statement”), relating to the initial public offering (“IPO”) of the Company’s common shares.

The Registration Statement contains (i) the audited financial statements of the Company for the year ended March 31, 2021 and for the period March 16, 2020 (date of inception) through March 31, 2020, (ii) the audited financial statements of Lytus Technologies Private Limited (the predecessor of the Company) for the period from April 1, 2018 through March 31, 2019 and for the period from April 1, 2019 through March 15, 2020, in each case prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and (iii) the unaudited interim financial statements of the Company for the nine months ended December 31, 2021 and December 31, 2020. Item 8.A.4 of Form 20-F, which is applicable to the Registration Statement pursuant to Item 4(a) of Form F-1, states that because this will be the Company’s IPO, the Registration Statement must include audited financial statements of a date not older than 12 months unless a waiver is obtained. See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

Instruction 2 to Item 8.A.4 of Form 20-F provides that the Commission will waive the 12-month age of financial statements requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” Such instruction also notes that if the Commission “waive[s] the 12-month requirement,” the company must “comply with the 15-month requirement” of Item 8.A.4 of Form 20-F. See also the Staff’s 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm), Section III.B.c, in which the Staff notes:

“[T]he instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.” (emphasis added)

U.S. Securities and Exchange Commission

May 4, 2022

The Company hereby represents to the Commission that:

1.

The Company is not required by any jurisdiction outside the United States to file any consolidated financial statements, audited under any generally accepted auditing standards, for any period since the year ended March 31, 2021.

2.	Compliance with Item 8.A.4 of Form 20-F is impracticable and involves undue hardship for the Company.

3.	The Company does not anticipate that its audited financial statements for the year ended March 31, 2022, will be available until July 2022.

4.	In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the offering.

The Company is filing this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Very truly yours,

Lytus Technologies Holdings PTV. Ltd.

/s/ Dharmesh Pandya
Dharmesh Pandya
Chief Executive Officer